Exhibit 99.1

Scientific Games to Acquire NYX Gaming Group

Establishes Scientific Games as a Top Provider of iGaming and iLottery through Combination of
Industry-Leading Content Portfolio with Premier Digital Platform and Distribution Network

Adds #1 Global Sports Betting Platform to Scientific Games’ Portfolio

Accretive to Earnings and Cash Flow in First Year

Las Vegas and Toronto, September 20, 2017 – Scientific Games Corporation (Nasdaq: SGMS) (“Scientific Games”) and NYX Gaming Group Limited (TSXV: NYX) (“NYX”) today announced that they have entered into a definitive agreement (the “Arrangement Agreement”) under which Scientific Games will acquire NYX, further strengthening Scientific Games’ leadership position and ability to provide the broadest portfolio of content, technologies and digital products and services for its global Gaming and Lottery customers. Under the terms of the transaction, Scientific Games will acquire all of the outstanding ordinary shares of NYX for CAD$2.40 per share, equivalent to an enterprise value of approximately CAD$775 million, or approximately US$631 million.

Strategic Benefits

●
Creates Global Digital Gaming and Lottery Powerhouse – Together, Scientific Games, a world leader offering customers a fully integrated portfolio of technology platforms, robust systems, engaging content and services, and NYX, one of the fastest growing B2B real-money digital gaming and sports betting platforms in the world, will form an industry-leading force across iGaming, iLottery and Sports.

●
Adds #1 Global Sports Betting Platform to Scientific Games’ Strong Portfolio – Scientific Games will now be perfectly positioned to capitalize on future regulatory developments in real-money wagering and sports betting by adding NYX’s industry-leading OpenBet Sportsbook. NYX’s digital Sportsbook can be seamlessly delivered throughout Scientific Games’ global gaming and lottery networks in existing and future regulated U.S. and global markets.

●
Accelerates Growth of Scientific Games Interactive Business – NYX’s worldwide channels, markets and customer base offer new growth opportunities to build on the significant momentum of Scientific Games’ existing interactive gaming business.

●
Strengthens and Supports Growth of NYX’s Business – NYX has significant stand-alone strategic momentum, an industry-leading suite of products, a growing global customer base and is the leading digital casino and account platform in North America. The acquisition will add significant new intellectual property, expertise and global reach to NYX, one of the world’s leading digital gaming content and technology companies.

●	Transaction Accretive to Earnings and Cash Flow in First Year

“This important transaction creates a global gaming and lottery powerhouse. Scientific Games will be a stronger industry leader offering one of the broadest end-to-end portfolios of engaging content, innovative technologies and digital products and services across gaming and lottery,” said Kevin Sheehan, Scientific Games’ President and Chief Executive Officer. “This strategic and financially compelling acquisition combines NYX’s premier digital gaming and sports betting platforms and expansive distribution network to our own global, industry-leading content, technologies and digital products and services. NYX ideally positions us to capitalize on the growing online gaming and sports betting markets.”

“Scientific Games’ acquisition of NYX will provide immediate and compelling cash value for our shareholders, expand the products and solutions we are collectively able to offer our customers and accelerate the execution of our long-term strategic plan,” said Matt Davey, Chief Executive Officer of NYX.  “We will now have scale, content and product development capabilities, complementary global infrastructure and access to an expanded customer base. We believe Scientific Games is the ideal partner for NYX, and we look forward to working alongside the talented Scientific Games team.”

Transaction Terms and Details

The transaction will be financed with cash on hand and debt.  It represents a 112 percent premium to NYX’s closing stock price on September 19, 2017; and the transaction is expected to be accretive to earnings and cash flow in the first year and leverage neutral at closing.

The Arrangement Agreement provides for the acquisition of the shares of NYX by way of a statutory scheme of arrangement under Guernsey Law, NYX’s jurisdiction of incorporation, and is subject to court approval and the approval of (i) a majority in number of NYX shareholders voting, either in person or by proxy, representing at least 75% in value of the outstanding NYX ordinary shares; and (ii) a simple majority of the votes cast by the holders of NYX ordinary shares, excluding those shares held by certain interested shareholders. The transaction, which was approved by each company’s board of directors, is expected to close in the first quarter of 2018, subject to the satisfaction of certain conditions, including NYX shareholder approval, approval by the Royal Court of Guernsey and receipt of gaming approvals in certain jurisdictions. NYX’s shareholder meeting and court hearing are currently anticipated to occur in the fourth quarter of 2017.

In making its determination, the board of directors of NYX considered, among other factors, fairness opinions (the “Fairness Opinions”), subject to the assumptions and limitations therein, from each of Lazard Frères & Co. LLC (”Lazard”) and Macquarie Capital Markets Canada Ltd. (“Macquarie Capital”) to the effect that the price per share of CAD$2.40 to be received by NYX shareholders pursuant to the transaction is fair, from a financial point of view, to the shareholders.

In connection with the transaction, certain shareholders who together hold in the aggregate approximately 18.4 million (or 17.0 percent) of NYX’s fully diluted shares, have entered into voting support agreements pursuant to which they have agreed to vote all of their shares in favor of the transaction. This includes Mr. Davey, who holds approximately 12.8 million of the fully diluted shares, or 11.8 percent.

The Arrangement Agreement contains customary deal protections in favor of Scientific Games, including a termination fee payable by NYX in certain circumstances.

Management

It is expected that upon completion of the transaction, Matt Davey, currently Chief Executive Officer of NYX, will oversee a newly created Digital Gaming and Sports division at Scientific Games, working with the leadership of NYX and SG Interactive, including Leigh Nissim, Managing Director, B2B Interactive of Scientific Games. Matt Davey will report to Kevin Sheehan, Chief Executive Officer and President of Scientific Games.

Financial and Legal Advisory

Deutsche Bank Securities Inc. served as financial advisor to Scientific Games, and Cravath, Swaine & Moore LLP, McMillan LLP and Appleby (Guernsey) LLP served as legal advisors to Scientific Games.

Lazard and Macquarie Capital served as joint-lead financial advisors to NYX, and Latham & Watkins LLP, Carey Olsen LLP and Stikeman Elliott LLP served as legal advisors to NYX.

Information Circular and NYX Shareholders Meeting

A management information circular of NYX will be prepared and mailed to NYX’s shareholders over the coming weeks in advance of the special meeting to vote on the scheme of arrangement, providing shareholders with important information about the transaction and including copies of the Arrangement Agreement, the support agreements and the Fairness Opinions and certain related documents. Details of the transaction, as well as the rationale for the support of the transaction by NYX’s board of directors, will be set out in the circular and will be filed with the Canadian securities regulators and available on SEDAR at www.sedar.com.

About Scientific Games

Scientific Games Corporation (NASDAQ: SGMS) is a global leader in technology-based gaming systems, table games, table products and instant games and a leader in products, services and content for gaming, lottery and interactive gaming markets. Scientific Games delivers what customers and players value most: trusted security, creative content, operating efficiencies and innovative technology. Today, Scientific Games offers customers a fully integrated portfolio of technology platforms, robust systems, engaging content and unrivaled professional services. For more information, please visit www.scientificgames.com.

About NYX

NYX Gaming Group Limited (TSXV: NYX) is a leading digital gaming provider, headquartered in Las Vegas, USA, with a staff of more than 1,000 employees globally, including more than 600 engineers.

NYX delivers value by adhering to the highest standards of customer service, probity and responsibility. It has one of the broadest distribution bases in the industry, with more than 200 unique customers.

The award-winning NYX OGS™ (Open Gaming System), which allows licensees to leverage the best-of-breed, multi-vendor casino content from around the world, is acknowledged to be the industry’s market-leading gaming offering. From its own studios and a broad partner network of the most innovative third party suppliers, NYX offers customers the widest portfolio of content available, with access to more than 2,000 game titles, via OGS™.

In addition, NYX’s award winning sports betting division OpenBet is utilized and trusted by leading sports book operators, with its scale and performance world-renowned. In 2016, the OpenBet Sportsbook processed more than two billion bets and broke new records at the 2017 Grand National, where it processed 68,000 peak bets-per-minute.

NYX Gaming Group Limited is listed on the TSX Venture Exchange under the symbol TSXV: NYX.

Company Contacts
Investor Relations:
Scientific Games:  Michael Quartieri +1 702-532-7658
Executive Vice President and Chief Financial Officer

NYX:  Dennis Fong +1 416-283-9930
Investor Relations
investor.relations@nyxgg.com

Media Relations:
Scientific Games:  Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

NYX:  Huw Thomas +1 702-816-0415
Group Chief Strategy and Marketing Officer
huw.thomas@nyxgg.com

© 2017 Scientific Games Corporation. All Rights Reserved. All ® notices signify marks registered in the United States.

Forward-Looking Statements

This press release includes “forward-looking statements” and “forward-looking information” (collectively “forward looking statements”) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws.  Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “estimate,” “should,” “could,” “potential,” “opportunity,” or similar terminology.  These statements are based upon management’s current expectations, beliefs, assumptions and estimates and are not guarantees of timing, future results or performance.  Similarly, statements herein that describe the proposed transaction, including its financial impact, and other statements of management’s expectations, beliefs, assumptions, estimates and goals regarding the proposed transaction are forward-looking statements.  It is uncertain whether any of the events or results anticipated by the forward-looking statements (including consummation of the proposed transaction) will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined company or the price of Scientific Games’ stock.  These forward-looking statements involve certain risks and uncertainties and other factors that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: uncertainties as to the timing of the consummation of the proposed transaction and the ability of the parties to consummate the proposed transaction; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the approval of NYX’s shareholders and the approval of the Royal Court of Guernsey; the ability to obtain required regulatory and gaming approvals at all or in a timely manner; the ability to obtain the debt financing necessary to consummate the proposed transaction; potential litigation related to the proposed transaction; disruption of NYX’s or Scientific Games’ current plans and operations as a result of the proposed transaction; the ability of NYX or Scientific Games to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the ability of Scientific Games to successfully integrate NYX’s operations, product lines and technology; the diversion of management’s attention from Scientific Games’ and NYX’s ongoing business operations; the ability of Scientific Games to implement its plans, forecasts and other expectations with respect to NYX’s business after the completion of the transaction and realize additional opportunities for growth and innovation; potential adverse effects due to foregoing opportunities that Scientific Games might otherwise pursue absent the pendency of the proposed transaction; the ability of Scientific Games to realize the anticipated synergies from the proposed transaction in the anticipated amounts or within the anticipated timeframes or costs expectations or at all; the ability  to maintain relationships with Scientific Games’ and NYX’s respective employees, customers, other business partners and governmental authorities; and the other risks, uncertainties and important factors contained and identified (including under the heading “Risk Factors”) in Scientific Games’ filings with the Securities and Exchange Commission (the “SEC”), such as its Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K, and NYX’s filings with Canadian securities regulators, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof and neither Scientific Games nor NYX undertakes any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. NYX is responsible for the information in this press release concerning NYX and Scientific Games is responsible for the information in this release concerning Scientific Games. To the maximum extent permitted by law, none of Scientific Games, its directors, employees or agents accepts any liability for any loss arising from the use of NYX information contained in this communication. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving NYX and Scientific Games. NYX intends to file with Canadian securities regulators via SEDAR (www.sedar.com) a management information circular and certain related materials in connection with the proposed transaction with Scientific Games. The information circular will be sent or given to the shareholders of NYX and will contain important information about the proposed transaction and related matters.  NYX GAMING GROUP’S SECURITY HOLDERS ARE URGED TO READ THE INFORMATION CIRCULAR REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

In addition, security holders of NYX will be able to obtain free copies of the information circular from NYX by contacting Dennis Fong, NYX’s Investor Relations representative, by phone at (647) 797-3376 or email at investor.relations@nyxgg.com.

NEITHER THE TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

# # #